Exhibit 10.6

SHARE TENDER AND CANCELLATION AGREEMENT

THIS SHARE TENDER AND CANCELLATION AGREEMENT (the “Agreement”) is effective as of the 3rd day of October, 2011  by and among Cyber Supply Inc., a corporation incorporated in the State of Nevada (the “Company”) and the signatory shareholder hereto (the “Shareholder”).

WHEREAS, the Shareholder is the registered and beneficial owner of shares of the Company’s common stock, $0.00001 par value (“Shares”); and

WHEREAS, the Shareholder and the Company have agreed that it is in the best interests of the Company that the Shareholder will tender two million seven hundred thousand (2,700,000) shares of the Company’s common stock for cancellation.

NOW, THEREFOR, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. TENDER AND CANCELLATION OF SHARES

The Shareholder hereby tenders and agrees to the cancellation of two million seven hundred thousand (2,700,000) Shares and shall deliver a certificate representing such shares to the Company for cancellation and termination (the “Surrendered Shares”), to be effective as of October 3, 2011.

2. CONSIDERATION

The Shareholder acknowledges and agrees that the consideration given in connection with the two stock purchase agreements entered into as of even date herewith with respect to the sale of two million three hundred thousand (2,300,000) Shares are expressly deemed to constitute adequate and sufficient value in all respects for hereby canceling the Surrendered Shares.

3. REPRESENTATIONS

The Shareholder represents and warrants to the Company that:

a.	It is the owner of the Shares;
b.	It has good and marketable title to the Shares; and
c.	The Shares are free and clear of all liens, security interests, pledges, encumbrances or liabilities of any kind whatsoever.

4. STOCK POWER

The undersigned Shareholder, by the hand of its duly authorized undersigned officers or directors, hereby assigns and transfers title to the Company of the Surrendered Shares, as represented by the stock certificate(s) of the Shareholder, at such time as all terms and conditions in this Agreement are satisfied or waived, subject to delivery and acceptance by the Company’s Transfer Agent, and the Shareholder does hereby irrevocably constitute and appoint the law firm of Wuersch & Gering LLP as agent (the “Agent”) to cause the transfer of title of said shares of Common Stock on the books of the within named Company, with full power of substitution in the premises, effective as of the date of delivery to the Transfer Agent.  This provision shall be deemed to serve as a Stock Power and shall have the same full power, force and effect as a separate Stock Power instrument, which may be fully relied upon by the Company, the Agent and the Company’s Transfer Agent to the same and full extent as a separately endorsed Stock Power.

Cyber Supply Inc. - Share Tender And Cancellation Agreement

5. TRANSFER AGENT

The Transfer Agent is hereby expressly authorized by the Company and by the Shareholder to accept delivery of this Agreement and any related instruction letter via fax, or scan and e-mail, and the Transfer Agent is furthermore expressly authorized to accept the stock power contained herein without a medallion signature guarantee or notary authentication.  The Company shall indemnify the Transfer Agent, its principals and their successors and assigns from and against all losses or damages that may arise by reason thereof, and all costs, charges, expenses and all actions or suits, whether groundless or otherwise, it being the purpose of this Agreement of indemnity to fully protect said Transfer Agent and its principals, their successors and assigns in the premises.

6. MISCELLANEOUS

6.1	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

6.2	Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

6.3	Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

6.4

Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

6.5	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

6.6

Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing signed by the sender, and shall be considered given by the sender and received by the recipient as follows: (a) on the date delivered, if personally delivered; (b) on the date sent by telecopy, if sent on a business day by 6:00 p.m. (EST) with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error; or if sent after that time, on the next succeeding business day; (c) on the next business day after being sent by recognized overnight mail service in time for and specifying next day or next business day delivery; or (d) five (5) business days after mailing, if mailed by United States postage-paid, certified or registered mail, return receipt requested, in each case addressed to the parties at their respective addresses or telecopier numbers on file with the Company as of the date hereof. All addresses for notice may be changed or modified only in accordance with the provisions for notice herein.

6.7	Entire Agreement. This Agreement, together with the together with the two (2) Stock Purchase Agreements (Regulation S), for the Private Purchase and Sale of Common Stock of Cyber Supply

Cyber Supply Inc. - Share Tender And Cancellation Agreement

Inc., entered into between the Shareholder and the respective common stock purchasers party to each such agreement, contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

6.8	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

6.9

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this Agreement as though the signature was an original.

6.10	Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

6.11	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

6.12

Jurisdiction.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Geneva, Switzerland, by the Geneva Chamber of Commerce under the Swiss Rules of International Arbitration upon application made to such body by either Party. The arbitration proceedings shall be conducted in the English language. The award of such arbitration shall be binding upon the parties and may be entered as judgment in any court of competent jurisdiction. The arbitrator shall award to the prevailing party payment and/or reimbursement by the non-prevailing party of all costs of the arbitration, including the fees of the arbitrator and all reasonable attorneys’ fees, costs, expenses and disbursements of the prevailing party incurred in connection with such arbitration. hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Seller and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

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Cyber Supply Inc. - Share Tender And Cancellation Agreement

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

CYBER SUPPLY INC.

By:     /s/ Sebastien Koechli

     Name:  Sebastien Koechli

     Title:      President

Shareholder:

/s/ Maria Shostak

     Name:  Maria Shostak